EXHIBIT 99.1

 Ocean Bio-Chem, Inc.

Board Authorizes Up to $3 Million Share Common Stock Repurchase Program

FORT LAUDERDALE, Fl., November 23 2020 - Ocean Bio-Chem, Inc. (NASDAQ: OBCI) announced today that its Board of Directors has unanimously authorized a program to repurchase shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) constituting, in the aggregate, up to an amount not to exceed $3.0 million. The program is effective immediately. Shares of the Common Stock may be repurchased in the open market or through negotiated transactions. The program may be terminated or suspended at any time at the discretion of the Company. The Company may in the future enter into a Rule 10b5-1 trading plan to effect a portion of the authorized purchases, if criteria set forth in the plan are met. Such a plan would enable the Company to repurchase its shares during periods outside of its normal trading windows, when the Company typically would not be active in the market.

Ocean Bio-Chem, Inc. President and CEO Peter Dornau, commented "The Boards unanimous authorization to repurchase up to $3 million of common shares of our stock is supported by the Company’s current financial position as well as our favorable outlook for the future. The Board also approved the regular quarterly common share dividend of $.02 per/share for shareholders of record on December 3, 2020 and payable on December 17, 2020”.

The time of purchases and the exact number of shares to be purchased will depend on market conditions. The repurchase program does not include specific price targets or timetables and may be suspended or terminated at any time. The Company intends to finance the purchases using available working capital.

About Ocean Bio-Chem, Inc.

Ocean Bio-Chem, Inc. manufactures, markets and distributes a broad line of appearance and maintenance products for the marine, automotive, power sports, recreational vehicle and outdoor power equipment markets under the brand names Star brite®, Star Tron®, Performacide® and OdorStar® within the United States and Canada. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products.

The Company’s web sites are: www.oceanbiochem.com, www.starbrite.com, www.startron.com, odorstar.com and www.performacide.com

Forward-looking Statements:

Certain statements contained in this Press Release, including without limitation, statements regarding our intentions with respect to future share repurchases and the amount, timing and price targets relating thereto, may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.. Without limiting the generality of the foregoing, words such as “believe,” “may,” “will,” “expect,” “anticipate,” “intend,” or “could,” including the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect our plans and activities with respect to share repurchases include, but are not limited to, the highly competitive nature of our industry; reliance on certain key customers; changes in consumer demand for marine, recreational vehicle and automotive products; advertising and promotional efforts; exposure to market risks relating to changes in interest rates, foreign exchange rates, prices for raw materials that are petroleum or chemical based and other factors addressed in Part I, Item 1A (“Risk Factors”) in our annual report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A (“Risk Factors”) of subsequently filed quarterly reports on Form 10-Q.

Contact:

Peter Dornau

CEO & President

pdornau@starbrite.com

954-587-6280

Jeff Barocas

Vice President & CFO

Jbarocas@starbrite.com

954-587-6280